EXHIBIT 107

Calculation of Filing Fee Tables

F-1

(Form Type)

SIMPPLE LTD.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares, par value $0.00001 per share(2)	457(o)	1,868,750	$6.00	$11,212,500	.00011020	$1,235.62
	Equity	Underwriter’s Warrants(3)(4)	457(g)	-	-	-	-	-
	Equity	Ordinary Shares underlying Underwriter’s Warrants(3)	457(g)	81,250	$7.20	$585,000	.00011020	$64.47

Fees Previously Paid	Equity	Ordinary Shares, par value $0.00001 per share(2)	457(o)	2,300,000	$5.00	$11,500,000	.00011020	$1,267.30
	Equity	Underwriter’s Warrants(3)(4)	457(g)	-	-	-	-	-
	Equity	Ordinary Shares underlying Underwriter’s Warrants(3)	457(g)	100,000	$6.00	$600,000	.00011020	$66.12

Carry Forward Securities
Carry Forward Securities	-	-	-	-	-	-	-	-
	Total Offering Amounts							$1,300.09
	Total Fees Previously Paid							$1,333.42
	Net Fee Due							N/A

(1)

Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(o) under the Securities Act of 1933, as amended. Includes the shares that the underwriters have the option to purchase to cover over-allotments, if any.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum aggregate offering price.
(3)

We have agreed to issue to the Representative and to register herein warrants to purchase up to Ordinary Shares (equal to five percent (5%)) of the Ordinary Shares sold in this Offering and to also register herein such underlying Ordinary Shares. The Representative Warrants may be exercised at any time, and from time to time, in whole or in part, commencing from the commencement of sales of this Offering and expiring five (5) years from the commencement of sales of this Offering. The Representative Warrants are exercisable at a per share price of 120% of the offering price of the Ordinary Shares offered hereby. The Representative Warrants shall not be callable or cancellable.

(4)	No separate registration fee required pursuant to Rule 457(g) under the Securities Act.